Exhibit 4.67

          AMENDMENT NO. 2 AND ALLONGE TO REVOLVING LINE OF CREDIT NOTE

      This Amendment No. 2 and Allonge to Revolving Line of Credit Note (the "Agreement") is by and between RBS Citizens, National Association, a national bank having a lending office at 28 State Street, Boston, MA 02109 (the "Lender") and National Investment Managers Inc., a Florida corporation having an address of 485 Metro Place South, Suite 275, Dublin, OH 43017 (the "Borrower"). This Agreement shall be considered an allonge to the Note (as defined below) and is hereby firmly affixed to and made part of the Note.

                                R E C I T A L S
                                ---------------

A. Reference is hereby made to a certain Revolving Line of Credit and Term Loan Agreement, dated as of November 30, 2007, by and between Borrower and Lender, as amended by (i) a certain Amendment No. 1 to Term Loan Agreement, dated March 31, 2008, (ii) a certain Amendment No. 2 to Term Loan Agreement, dated June 30, 2008, (iii) a certain Amendment No. 3 to Term Loan Agreement, dated June 30, 2008 (iv) a certain Amendment No. 4 to Term Loan Agreement dated as of July 16, 2008 (v) a certain Amendment No. 5 to Term Loan Agreement dated as of October 1, 2008, (vi) a certain Amendment No. 6 to Term Loan Agreement dated as of November 26, 2008,
      (vii) a certain Amendment No. 7 to Term Loan Agreement dated as of March 30, 2009, (viii) a certain Amendment No. 8 to Term Loan Agreement dated as of June 30, 2009 and (ix) a certain Amendment No. 9 to Term Loan Agreement of even date herewith (as amended, the "Loan Agreement"). The loan obligations of Borrower to Lender are further evidenced by a certain Revolving Line of Credit Note dated November 30, 2007, from the Borrower to the Lender in the maximum principal amount of $2,000,000.00, as amended by a certain Amendment No. 1 and Allonge to Revolving Line of Credit Note dated as of March 30, 2009 (as amended, the "Note"). All capitalized terms used herein and not otherwise defined herein shall have the meanings as set forth in the Loan Agreement.

B. Borrower has requested that Lender temporarily increase the maximum principal amount available under the Note to $2,500,000.00 from the date hereof until December 31, 2009.

C. Lender has agreed to temporarily increase the maximum principal amount available under the Note to $2,500,000.00 from the date hereof until December 31,2009, provided that Borrower agrees with the terms set forth in this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and the Borrower hereby agree to modify and amend the Note as follows:

1. Section 1 of the Note is hereby amended to delete the definition of "Maximum Revolving Credit" in its entirety and to substitute the following new definition in its place:

      "1.5    Maximum
              Revolving Credit:  $2,500,000.00 until December 31, 2009, and thereafter reduced to $2,000,000.00."

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2.    Borrower hereby acknowledges that the obligations of Borrower under the
      Note, as amended hereby, shall be affected and governed by the Loan Agreement as amended by a certain Amendment No. 9 to Revolving Line of Credit and Term Loan Agreement of even date herewith by and between Borrower and Lender.

      No other changes are hereby made to the Note and Borrower reaffirms its obligations under the Note in their entirety. This Agreement is not intended to extinguish or affect any of the debt evidenced by the Note.

This Agreement is made in The Commonwealth of Massachusetts and shall be construed in accordance with its laws. If any provision hereof is in conflict with any statute or rule of law of The Commonwealth of Massachusetts or any other statute or rule of law of any other applicable jurisdiction or is otherwise unenforceable, such provisions shall be deemed null and void only to the extent of such conflict or unenforceability and shall be deemed separate from and shall not invalidate any other provision of this Agreement.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other parties shall be a beneficiary hereunder. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

      This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Signatures delivered by facsimile transmission shall have the same force and effect as original signatures delivered in person.



                         [Signatures on following page]





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EXECUTED under seal as of the ___ day of September, 2009.



                                              LENDER:

                                              RBS CITIZENS, NATIONAL ASSOCIATION


 /s/ N. C. Hafen                              By:  /s/ David Bugbee
-------------------------                     ----------------------------
Witness                                       Name: David Bugbee
                                              Title: Senior Vice President



                                              BORROWER:

                                              NATIONAL INVESTMENT MANAGERS INC.


 /s/ Gail Ross                                By:  /s/ Steven J. Ross
-------------------------                     ----------------------------
Witness                                       Name: Steven J. Ross
                                              Title: Chief Executive Officer



































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